                                                                     EXHIBIT 4.4

[Face of Senior Medium-Term Note]

IF INDICATED ON THE FACE HEREOF THAT THIS NOTE IS A GLOBAL SECURITY, IT IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IN ADDITION, IF INDICATED ON THE FACE HEREOF THAT THIS NOTE IS A GLOBAL SECURITY, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "ISSUE PRICE" BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

        REGISTERED                                     REGISTERED

NUMBER:                                              PRINCIPAL AMOUNT: $
CUSIP #:                                             SPECIFIED CURRENCY:

                       TRANSAMERICA FINANCE CORPORATION
                      SENIOR MEDIUM-TERM NOTE, SERIES __

    Floating Rate Note  [_]                          ______%Fixed Rate Note  [_]

Original Issue Date:

Interest Accrual Date:     Maturity Date:

Issue Price:
                                                New                  Notice of
                                                Maturity             Renewal
Redemption Date(s):      Redemption Price(s):   Date(s):             Date(s):
                                              ------------         -------------


                                              Authorized Denominations (Only
                                              applicable if Specified Currency
                                              is other than U.S. dollars):

Repayment Date(s):       Repayment Price(s):  Interest Payment Period:

                                              Interest Payment
                                              Dates:

Original Issue Discount Note:                             Global Security:
    [_]   Yes     [_]   No                           [_]  Yes     [_]  No

Total Amount of OID:
Yield to Maturity:

Exchange Rate Agent:

              (Only applicable if this is a Floating Rate Note):


Initial Interest Rate:                          Spread (plus or minus):

                                                Spread Multiplier:

                                                Maximum Interest Rate:
Index Maturity:
                                                Minimum Interest Rate:

                                                Calculation Rate Agent:

Base Rate(s):

If LIBOR:

  Designated LIBOR Page:
    [_]LIBOR Reuters
    [_]LIBOR Telerate

Index Currency:

Interest Reset Period:



Interest Reset Dates:



Additional Terms:


REGISTERED OWNER:

  Transamerica Finance Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to the Registered Owner identified above, or registered assigns, the "Principal Amount," as set forth above, on the Maturity Date (as defined on the reverse hereof), and to pay interest thereon as described herein.

  The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). If the Specified Currency is other than U.S. dollars, the Company will arrange to have all such payments converted into U.S. dollars in the manner and subject to the limitations described below. Notwithstanding the foregoing, the Holder hereof may elect to receive all payments in respect hereof in the Specified Currency by delivery of a written request to the Trustee not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Trustee received not later than fifteen calendar days prior to the applicable payment date.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

  TRUSTEE'S CERTIFICATE OF                 TRANSAMERICA FINANCE CORPORATION
     AUTHENTICATION

This is one of the Securities of the
series designated herein referred to in    By___________________________________
the within-mentioned Indenture.                      Senior Vice President
HARRIS TRUST AND SAVINGS BANK,
as Trustee
                                           Attest and Countersign:

By___________________________              By___________________________________
      Authorized Signatory                           Assistant Secretary


                                           [Corporate Seal]

[Reverse of Senior Medium-Term Note]

  1. This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1991 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series designated as Medium-Term Notes, Series __ of the Company (herein called the "Notes"). The Notes are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Board of Directors of the Company. The Notes may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

        The Maturity Date of this Note is as shown on the face hereof; provided,
                                                                       --------
however, that the Maturity Date may be renewed, at the option of the Holder, to
-------
the New Maturity Date or Dates, if any, shown on the face hereof if the Holder so elects, in the manner specified herein, prior to the applicable Notice of Renewal Date shown on the face hereof. Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. Notwithstanding the foregoing, the New Maturity Dates shall not be any date that is more than fifteen years from the Original Issue Date set forth on the face hereof. If no New Maturity Date or Dates are shown on the face hereof, the Maturity Date of this Note is not subject to renewal. As used in this Note, the term "Maturity Date" means the Maturity Date shown on the face hereof until such time, if any, as the Holder hereof has duly renewed the maturity of this Note, and thereafter shall mean such New Maturity Date.

        Any such election to renew the Maturity Date of this Note will be effective only if notice thereof is provided to the Company in the manner described below. The Maturity Date of this Note may be renewed, in whole or in part, at the option of the Holder hereof, to each successive New Maturity Date shown on the face hereof if the Holder presents a duly completed and executed notice, in the form below entitled "Form of Option to Renew Maturity," together with this Note, to the Corporate Trust Office of the Trustee in the City of Chicago, or such other address as the Company shall from time to time notify the Holders of Notes, not less than ten nor more than 30 days prior to the applicable Notice of Renewal Date shown on the face hereof, provided, however,
                                                            --------  -------
that if a Holder of this Note does not make an election with respect to all or a portion of the Note with respect to a specified New Maturity Date, this Note or such portion may not be renewed with respect to a subsequent New Maturity Date. The Trustee will provide the Holder with a new Note with respect to that portion which is being renewed indicating the New Maturity Date, and a new Note with respect to that portion, if any, which is not being renewed indicating the original Maturity Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any option to renew the Maturity Date of this Note will be determined by the Company, whose determination will, to the extent permitted by law, be final and binding.

  2.    A.   Unless otherwise specified on the face hereof, the Regular Record
Date with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (as defined below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable on the Interest Payment
              --------  -------
Date occurring on the Maturity Date or earlier Redemption Date or Repayment Date will be to the Person to whom principal shall be payable; provided, further,
                                                          --------  -------
that the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Notwithstanding the foregoing, any interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder thereof on such Regular Record Date, and may be paid to the Person in whose name such Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Unless otherwise specified on the face hereof, "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (ii) with respect to

Notes denominated in a Specified Currency other than U.S. dollars, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which in the case of the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union (the "Euro") shall be London and Luxembourg) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency, and (iii) with respect to LIBOR Notes, a London Banking Day. Unless otherwise specified on the face hereof, "London Banking Day" means any day (i) if the Index Currency (as defined below) is other than the Euro on which dealings in deposits in such Index Currency are transacted in the London interbank market or
(ii) if the Index Currency is the Euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open. All percentages resulting from calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards, and all currency or currency unit amounts used and resulting from such calculations on this Note will be rounded to the nearest one-hundredth of a unit, with five one-thousandths of a unit being rounded upwards.

        B. If this is a Fixed Rate Note, the Company promises to pay interest on the Principal Amount stated on the face hereof at the rate per annum shown on the face hereof until such Principal Amount is paid or made available for payment. The Company will pay interest semi-annually each March 1 and September 1 or, if otherwise specified on the face hereof, such other dates (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof (subject to the last proviso in Section 2.A hereof) and on the Maturity Date or earlier Redemption Date or Repayment Date. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date, in each case, to but excluding the Interest Payment Date. Unless otherwise specified on the face hereof, the amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

        C. If this is a Floating Rate Note, the Company promises to pay interest on the Principal Amount stated on the face hereof at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and thereafter at a rate applicable for the specified Interest Reset Period determined in accordance with the Base Rate or Rates specified on the face hereof and as applicable under the provisions below under the heading "Determination of CD Rate," "Determination of Commercial Paper Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate," "Determination of Treasury Rate," "Determination of CMT Rate," or as otherwise specified on the face hereof depending upon whether the Base Rate specified on the face hereof is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate, Treasury Rate, CMT Rate, or as otherwise so specified, respectively, or at a rate determined by adding or subtracting two or more Base Rates as adjusted, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date (subject to the last proviso in Section 2.A hereof), and on the Maturity Date or earlier Redemption Date or Repayment Date. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof; provided, however, that if an Interest Payment
                              --------  -------
Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that in case the Base Rate is LIBOR, as specified on the face hereof, if such date falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

        Unless otherwise specified on the face hereof, the interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding such Interest Payment Date. Interest payable on the Maturity Date or earlier Redemption Date or Repayment Date will include accrued interest to, but excluding, the Maturity Date or earlier Redemption Date or Repayment Date. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is Treasury Rate or CMT Rate, as indicated on the face hereof. Unless otherwise specified on the face hereof, if the Base Rate is a fixed rate, interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months. The interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the manner specified on the face hereof. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to the next preceding Interest Reset Date, provided, however, that (a) the interest
                                        --------  -------
rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to the Maturity Date or earlier Redemption Date or Repayment Date will be the rate in effect on the tenth calendar day preceding the Maturity Date or earlier Redemption Date or Repayment Date. Notwithstanding the foregoing, the interest rate shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate shall in no event be higher than the maximum rate, if any, permitted by California law. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as provided herein; provided, however, that if any Interest Reset Date would
                 --------  -------
otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day; and provided, further, that if the Base Rate is Treasury Rate and the Interest Reset
--------  -------
Date falls on a date which is an auction date, the Interest Reset Date shall be the following day that is a Business Day.

        Unless otherwise indicated on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is other than LIBOR or Treasury Rate, the second Business Day next preceding such Interest Reset Date. Unless otherwise indicated on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day next preceding such Interest Reset Date. Unless otherwise indicated on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills are normally auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

        Except as otherwise specified on the face hereof, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

        Determination of CD Rate.  If the Base Rate is CD Rate, as indicated on
        ------------------------
the face hereof, the interest rate shall equal (i) the rate on the applicable Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof (a) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or (b) if such rate is not so published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bogifrb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update") or (ii) if neither of such rates is published by 3:00 p.m., New York City time, on such Calculation Date, the arithmetic mean (as calculated by the Calculation Agent) of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent (after consultation with the

Company), for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified on the face hereof) in a denomination of $5,000,000, in each of the above cases adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if such dealers are not quoting as mentioned
        --------  -------
above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          Determination of Commercial Paper Rate. If the Base Rate is
          --------------------------------------
Commercial Paper Rate, as indicated on the face hereof, the interest rate shall equal (i) the Money Market Yield (as defined herein) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (a) as published in H.15(519), under the heading "Commercial Paper--Nonfinancial," or (b) if such yield is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the heading "Commercial Paper" or (ii) if neither of such yields is published by 3:00 p.m., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (as calculated by the Calculation Agent) of the offered rates, as of 11:00 a.m., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent (after consultation with the Company), for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if
                                                  --------- --------
such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

        "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                                             D x 360

             Money Market Yield  =  __________________________ x 100

                                          360 - (D x M)


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of Federal Funds Rate.  If the Base Rate is Federal
          -----------------------------------
Funds Rate, as indicated on the face hereof, the interest rate shall equal (i) the rate on the applicable Interest Determination Date for Federal Funds (a) as published in H.15(519), under the heading "Federal Funds (Effective)" or (b) if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the heading "Federal Funds (Effective)" or
(ii) if neither of such rates is published by 3:00 p.m., New York City time, on such Calculation Date, the arithmetic mean (as calculated by the Calculation Agent) of the rates for the last transaction in overnight Federal Funds arranged by each of three leading brokers of Federal Funds transactions in New York City, selected by the Calculation Agent (after consultation with the Company), prior to 9:00 a.m., New York City time on such Interest Determination Date, in each of the above cases adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if such brokers are not quoting as mentioned
        --------  -------
above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

        Determination of LIBOR.  If the Base Rate is LIBOR, as indicated on the
        ----------------------
face hereof, the interest rate shall be determined by the Calculation Agent as follows:

        (i) with respect to an Interest Determination Date, either (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates, if there are at least two such offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used), for deposits in the Index Currency having the Index Maturity, each as specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, which appear on the Designated LIBOR Page specified on the face hereof as of 11:00 a.m., London time, on such Interest Determination Date, on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity, each as specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, which appears on the Designated LIBOR Page specified on the face hereof as of 11:00 a.m., London time, on that Interest Determination Date; in each of the above cases adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period. In the case where (a) above applies, if fewer than two offered rates appear on the Designated LIBOR Page specified on the face hereof (unless, as aforesaid, only a single rate is required), or, in the case where (b) above applies if no rate appears on the Designated LIBOR Page specified on the face hereof, as applicable, the interest rate in respect of that Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.


        (ii) With respect to an Interest Determination Date on which this provision applies, the interest rate will be determined on the basis of the rates at which deposits in the Index Currency having the Index Maturity, each as specified on the face hereof, are offered at approximately 11:00 a.m., London time, on such Interest Determination Date by four major reference banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Company) to prime banks in the London interbank market commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount of not less than the equivalent of U.S. $1,000,000 that is representative for a single transaction in such market and the Index Currency at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the interest rate for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the interest rate for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the Principal Financial Center (as defined below) on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the specified Index Currency to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than the equivalent of U.S. $1,000,000 that is representative for a single transaction in such market and the specified Index Currency at such time; provided, however, that if the banks selected as aforesaid by the Calculation
--------  -------
Agent are not quoting as mentioned in this sentence, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In each of the above cases, the interest rate shall be adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period.

        "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

        "Designated LIBOR Page" means either (i) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (ii) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified. "Page

3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying London interbank offered rates for U.S. dollar deposits).


        "Principal Financial Center" shall be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, and Euros, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.

        Determination of Prime Rate.  If the Base Rate is Prime Rate, as
        ---------------------------
indicated on the face hereof, the interest rate shall equal (i) the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan" or (ii) in the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the rate on the applicable Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan." If neither such rates is published by 3:00 p.m., New York City time, on the Calculation Date, then the interest rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime1 Page (as defined herein) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen US Prime1 Page for such Interest Determination Date, the interest rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company).
If fewer than two such rates are quoted as aforesaid, the interest rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not
       --------  -------
quoting as set forth above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In each of the above cases, the interest rate shall be adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period. "Reuters Screen US Prime1 Page" means the display designated as page " US Prime1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US Prime1 page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).

        Determination of Treasury Rate.  If the Base Rate is Treasury Rate, as
        ------------------------------
indicated on the face hereof, the interest rate shall equal the rate for the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as such rate appears on either the Telerate Page 56 or the Telerate Page 57 under the heading "AVGE INVEST YIELD" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time on such Interest Determination Date, of three leading primary United States government securities dealers, selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if the
                                                  --------  -------
dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

        Determination of CMT Rate.  If the Base Rate is CMT Rate, as indicated
        --------------------------
on the face hereof, the interest rate shall equal the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption. ". .
 .Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . .Mondays Approximately 3:45 p.m.," under the column for the Designated CMT
Maturity Index (as defined herein) for: (i) if the Designated CMT Telerate Page is 7051, such Interest Determination Date; and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If that rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the applicable Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent as described in the following sentence. The Calculation Agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date of three Reference Dealers in the City of New York (selected using the same method described above), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided,
                                                                      --------
however, that if fewer than three Reference Dealers selected by the Calculation
-------
Agrent are quoting as described herein, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used. In each of the above cases, the interest rate shall be adjusted by the addition or subtraction (as the case may be) of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period.

          "Designated CMT Telerate Page" means the display on the Telerate (or any successor service) on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

        Unless otherwise specified on the face hereof, the Calculation Date pertaining to an Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date or earlier Redemption Date or Repayment Date. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof, the Calculation Agent will provide the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

  3. Payments in U.S. dollars of interest (other than interest payable on the Maturity Date or earlier Redemption Date or Repayment Date), unless this Note is a Global Security, will be made by check mailed to the Holder at the address appearing on the Register on the applicable Record Date. Notwithstanding the foregoing, the Company may at its option elect to make payments in U.S. dollars by wire transfer of immediately available funds but only if appropriate payment instructions have been received in writing by the Trustee not less than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments of principal and any premium and interest in a Specified Currency other than U.S. dollars, such Holder shall provide appropriate payment instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless indicated on the face hereof that this Note is a Global Security, the principal hereof and any premium and interest hereon payable on the Maturity Date or earlier Redemption Date or Repayment Date will be paid in immediately available funds upon surrender of this Note at the office or agency of the Company in The City of New York. If indicated on the face hereof that this Note is a Global Security, the principal hereof and any premium and interest due on any Interest Payment Date or on the Maturity Date or earlier Redemption Date or Repayment Date will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary in accordance with existing arrangements between the Trustee and the Depositary.

  4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, unless otherwise specified on the face hereof, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor and terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor and terms for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The Notes of this series are not subject to any sinking fund.

  5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the Repayment Price(s) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Company must receive at the Corporate Trust Office of the Trustee in the City of Chicago, or at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York, unless otherwise specified on the face hereof, at least 15 days, but not more than 30 days, prior to the specified Repayment Date (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount of this Note to be repaid (which shall not be less than the minimum authorized denomination of this Note), a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid with the form entitled "Option to Elect Repayment" on this Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment, if any, is an authorized denomination. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company whose determination will be final and binding.

  6. If the Specified Currency is other than U.S. dollars, unless the Holder has elected otherwise, payment in respect of this Note shall be made in U.S. dollars based upon the Exchange Rate, as determined by the exchange rate agent appointed by the Company for such purpose as identified on the face hereof (the "Exchange Rate Agent") based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m. New York City time on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted) from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the payment by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case, the Company will be entitled to make payments in respect hereof in U.S. dollars as provided below.

        If payment on this Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such Note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into U.S. dollars by the Exchange Rate Agent on the basis of the most recently available noon buying rate in The City of New York for cable transfers in such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the most recent practicable date.

        All determinations referred to above of the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval of the Company). In the absence of manifest error, such determinations shall be conclusive for all purposes and binding upon all Holders of this Note.

  7. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note (as specified on the face hereof) and the principal hereof is declared to be due and payable immediately pursuant to this Section, the amount of principal due and payable with respect to this Note shall be limited to the sum of the principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount), plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

  8. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be effected at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

  9. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

  10. The Notes are issuable only in registered form without coupons. The authorized denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and/or any amount in excess thereof which is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in currency other than U.S. dollars will be as set forth on the face hereof.

  11. As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Security Registrar for this series (initially, Harris Trust and Savings Bank). Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, the Security Registrar or any transfer agent, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and terms of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Security Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the addressee or addressees shown in the Security Register for such transferee or transferees. The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day for such mailing or
(ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

  12. No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

  13. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

  14. This Note, including without limitation the obligation of the Company contained herein to pay the principal of and interest on this Note in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of California.

  15. "Global Security" and "Global Securities" means a Security or Securities evidencing all or a part of a series of Securities, issued to the Depositary (as hereinafter defined) for such Series or its nominee, and registered in the name of such Depositary or its nominee. "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

  16. If indicated on the face hereof that this Note is a Global Security, no holder of any beneficial interest in this Note held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

  17. If not indicated on the face hereof that this Note is a Global Security, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth. If indicated on the face hereof that this Note is a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Notes of this series represented by one or more Global Security or Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Notes of this series. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in authorized denominations and registered in such names as the Depositary holding this Note shall direct. Subject to the foregoing, if this Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

                           OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with accrued and unpaid interest to the Repayment Date, to the undersigned at
_____________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

        For this Note to be repaid, the Company must receive this Note, with this "Option to Elect Repayment" form duly completed, at the office or agency of the Company set forth in this Note, at least 15 days but not more than 30 days, prior to the Repayment Date(s) (as set forth on the face hereof).

        If less than the entire principal amount of this Note is to be repaid, specify the portion thereof which the Holder elects to have repaid ________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
_______________________________.

Date: _______________                   ________________________________________
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with the name as written upon the face of this
                                        Note in every particular without
                                        alteration or enlargement.



                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ________ Custodian _________ under Uniform Gifts to Minors
                     (Cust)             (Minor)
 Act _________
      (State)

    Additional abbreviations may also be used though not in the above list.


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

                                    FORM OF
                           OPTION TO RENEW MATURITY

        The undersigned hereby irrevocably requests and instructs the Company to renew the Maturity Date to ___________ of Transamerica Finance Corporation's Senior Medium-Term Note represented by certificate number _____________ with respect to $___________ aggregate principal amount of such Note and registered in the name of the undersigned.

        For the Maturity Date of the Note to be renewed, the Trustee must receive a notice in this form duly completed, together with the Note, at the office or agency of the Trustee set forth in the Note, not less than ten nor more than 30 Business Days prior to the applicable Notice of Renewal Date shown on the face thereof.

Date:______________________             ________________________________________
                                        NOTICE: The signature on this Form must
                                        correspond with the name as written upon the face of the Note in every particular without alteration or enlargement.

                                  ASSIGNMENT

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ____________________ [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE] ____________________________________________ (PLEASE PRINT
OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) the within Note, and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:___________________                ________________________________________
                                        NOTICE: The signature to this assignment must be guaranteed by a commercial bank or trust company in the continental
                                        United States or by a firm or
                                        corporation having membership on any
                                        national securities exchange or in the
                                        National Association of Securities
                                        Dealers, Inc., and must correspond with
                                        the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.

                                      14